UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2016

AVALONBAY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland	77-0404318
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ballston Tower
671 N. Glebe Rd, Suite 800
Arlington, Virginia 22203
(Address of principal executive offices)(Zip code)

(703) 329-6300
(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 27, 2016, AvalonBay Communities, Inc. issued a press release announcing its first quarter 2016 operating results. That release referred to certain attachments with supplemental information that were available on the Company's website. The full text of the press release, including the supplemental information and attachments referred to within the release, are furnished as Exhibit 99.1 and Exhibit 99.2 hereto.

Presented below are certain non-GAAP financial measures included in the press release together with the most directly comparable GAAP financial measure. Reconciliations to the most directly comparable GAAP financial measure and other required disclosures appear in the press release and related attachments.

For the three months ended March 31, 2016, Net Income Attributable to Common Stockholders was $237,931,000. This resulted in an increase in Earnings per Share – diluted (“EPS”) of 10.9% to $1.73 for the three months ended March 31, 2016, from $1.56 for the prior year period. Funds from Operations attributable to common stockholders - diluted (“FFO”) per share for the three months ended March 31, 2016 increased 10.1% to $2.07 from $1.88 for the prior year period. FFO per share adjusted for items as detailed in the press release ("Core FFO" per share) for the three months ended March 31, 2016 increased 12.6% to $1.97 from $1.75 for the prior year period.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Press Release of AvalonBay Communities, Inc. dated April 27, 2016, including attachments.

99.2	Supplemental discussion of first quarter 2016 operating results dated April 27, 2016, including attachments.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: April 27, 2016	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer

Exhibit Index

99.1	Press Release of AvalonBay Communities, Inc. dated April 27, 2016, including attachments.

99.2	Supplemental discussion of first quarter 2016 operating results dated April 27, 2016, including attachments.